Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement (Form S-8), pertaining to the QIAGEN N.V. Amended and Restated 2005 Stock Plan, and to the incorporation by reference therein of our report dated February 11, 2005, with respect to the consolidated financial statements and schedule of QIAGEN N.V. incorporated by reference in its Annual Report (Form 20-F) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

August 5, 2005